 Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2020 relating to the consolidated financial statements of Hovsite Holdings III LLC and its subsidiaries appearing in Amendment No. 1 to the Annual Report on Form 10-K of Hovnanian Enterprises, Inc. for the year ended October 31, 2019.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 9, 2020